Exhibit 99.1

Cardlytics Announces Fourth Quarter and Fiscal Year 2018 Financial Results
Atlanta, GA – March 5, 2019 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced financial results for the fourth quarter and fiscal year ended December 31, 2018.
“Our strong fourth quarter results cap off an exciting and transformational year for Cardlytics, having completed our IPO in February 2018 and solidifying agreements with both the number one and the number three largest banks in the U.S. to launch Cardlytics Direct,” said Scott Grimes, CEO & Co-Founder of Cardlytics. “We believe our scale, unique capabilities, and ongoing investments in our business will enable us to deliver increased value to our clients, our bank partners and their customers.”
“In 2018, we built the foundation and the scale to support sustained growth for years to come,” said Lynne Laube, COO & Co-Founder of Cardlytics. “In 2019, we are focused on monetizing this scale, leveraging our expertise to provide actionable insights for our marketer clients, reach the most likely buyers in a brand-safe channel, then measure, to the penny, the return on their marketing investment.”
Fourth Quarter 2018 Financial Results

•	Total revenue was $47.8 million, an increase of 21.8% year-over-year, compared to $39.3 million in the fourth quarter of 2017.

•	Cardlytics Direct revenue was $47.7 million, an increase of 23.0%, compared to $38.8 million in the fourth quarter of 2017.

•
GAAP net loss attributable to common stockholders was $(11.6) million, or $(0.53) per diluted share, based on 21.8 million weighted-average common shares outstanding, compared to a loss of $(4.4) million, or $(1.26) per diluted share, based on 3.5 million weighted-average common shares outstanding in the fourth quarter of 2017.

•
Non-GAAP net loss was $(1.3) million, or $(0.06) per diluted share, based on 21.8 million non-GAAP weighted-average common shares outstanding, compared to a loss of $(2.6) million, or $(0.18) per diluted share, based on 14.1 million non-GAAP weighted-average common shares outstanding in the fourth quarter of 2017.

•	Adjusted contribution, a non-GAAP metric, was $22.1 million an increase of 26.7% compared to $17.4 million in the fourth quarter of 2017.

•	Adjusted EBITDA, a non-GAAP metric, was a gain of $0.3 million compared to a gain of $0.5 million in the fourth quarter of 2017.
Fiscal Year 2018 Financial Results

•	Total revenue was $150.7 million, an increase of 15.6% year-over-year, compared to $130.4 million in 2017.

•	Cardlytics Direct revenue was $149.3 million, an increase of 22.0%, compared to $122.4 million in 2017.

•
GAAP net loss attributable to common stockholders was $(53.2) million, or $(2.79) per diluted share, based on 19.1 million weighted-average common shares outstanding, compared to a loss of $(25.4) million, or $(7.86) per diluted share, based on 3.2 million weighted-average common shares outstanding in 2017.

•
Non-GAAP net loss was $(14.8) million, or $(0.73) per diluted share, based on 20.2 million non-GAAP weighted-average common shares outstanding, compared to a loss of $(20.1) million, or $(1.51) per diluted share, based on 13.3 million non-GAAP weighted-average common shares outstanding in 2017.

•	Adjusted contribution, a non-GAAP metric, was $69.5 million, an increase of 18.2% compared to $58.7 million in 2017.

•	Adjusted EBITDA, a non-GAAP metric, was a loss of $(6.6) million compared to a loss of $(7.2) million in 2017.
“Our fourth quarter and 2018 growth came in large part from growth in budgets from existing and new marketers,” said David Evans, CFO of Cardlytics. “Between the positive trends we’re already seeing in longer-term and larger contracts from marketers this year, and our continued FI MAU growth, we’re excited about our prospects for 2019.”

Key Metrics

•
Average FI MAUs in the quarter were 83.2 million, an increase of 42%, compared to 58.7 million in the fourth quarter of 2017. For full year 2018, average FI MAUs were 65.0 million, an increase of 18.3% compared to 54.9 million in 2017.

•	ARPU in the quarter was $0.57, a decrease of 14%, compared to $0.66 in the fourth quarter of 2017. For full year 2018, ARPU was $2.30, an increase of 3.1%, compared to $2.23 in 2017.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
First Quarter 2019 Financial Expectations
Cardlytics anticipates revenue, non-GAAP adjusted contribution and non-GAAP adjusted EBITDA to be in the following ranges (in millions):

Q1 2019 Guidance
Revenue	$34.5 - $36.5
Non-GAAP adjusted contribution(1)	$15.5 - $16.5
Non-GAAP adjusted EBITDA(2)	$(6.5) - $(5.5)

(1)
A reconciliation of non-GAAP adjusted contribution to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Non-GAAP Adjusted Contribution."

(2)
A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure. We have provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release.

Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and fiscal year 2018 financial results during a teleconference today, March 5, 2019, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 3495649. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on March 12, 2019 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 2183168. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the first quarter of 2019 and anticipated FI MAU growth in 2019. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institutions (“FIs”) partners; risks related to our ability to successfully implement Cardlytics Direct for Chase and Wells Fargo Bank, National Association (“Wells Fargo”) customers and maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; our significant amount of debt, which may affect our ability to operate the business and secure additional financing in the future, and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 5, 2019 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share as non-GAAP financial measures in this press release. We define adjusted contribution as our revenue less our FI Share and other third-party costs excluding a non-cash equity expense recognized in FI Share and amortization and impairment of deferred FI implementation costs. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; amortization and impairment of deferred FI implementation costs; costs associated with financing events; loss on extinguishment of debt; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; and non-cash equity expense recognized in FI Share. We define non-GAAP net loss as our net loss before stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency loss (gain); loss on extinguishment of debt; costs associated with financing events; and non-cash equity expense recognized in FI Share. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.

We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics Direct revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$39,623	$21,262
Restricted cash	20,247	—
Accounts receivable, net	58,125	48,348
Other receivables	2,417	2,898
Prepaid expenses and other assets	3,956	2,121
Total current assets	124,368	74,629
Long-term assets:
Property and equipment, net	10,230	7,319
Intangible assets, net	370	528
Capitalized software development costs, net	1,625	433
Deferred FI implementation costs, net	15,877	13,625
Other long-term assets, net	1,293	4,224
Total assets	$153,763	$100,758
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,099	$1,554
Accrued liabilities:
Accrued compensation	5,936	4,638
Accrued expenses	4,388	4,615
FI Share liability	27,656	23,914
Consumer Incentive liability	11,476	7,242
Deferred billings	346	132
Current portion of long-term debt	21	44
Total current liabilities	51,922	42,139
Long-term liabilities:
Deferred liabilities	3,173	3,670
Long-term warrant liability	—	10,230
Long-term debt, net of current portion	46,693	56,968
Total liabilities	101,788	113,007
Total redeemable convertible preferred stock	—	196,437
Stockholders’ equity (deficit):
Common stock	7	$—
Additional paid-in capital	371,463	58,693
Accumulated other comprehensive income	1,992	1,066
Accumulated deficit	(321,487)	(268,445)
Total stockholders’ equity (deficit)	51,975	(208,686)
Total liabilities and stockholders’ equity (deficit)	$153,763	$100,758

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$47,819	$39,266	$150,684	$130,365
Costs and expenses:
FI Share and other third-party costs	26,222	22,361	85,371	73,247
Delivery costs	3,123	1,917	10,632	7,012
Sales and marketing expense	13,963	8,473	41,878	31,927
Research and development expense	3,766	2,623	16,210	12,150
General and administration expense	10,742	5,362	34,228	20,100
Depreciation and amortization expense	811	725	3,282	3,028
Total costs and expenses	58,627	41,461	191,601	147,464
Operating loss	(10,808)	(2,195)	(40,917)	(17,099)
Other (expense) income:
Interest expense, net	(269)	(1,812)	(3,264)	(8,239)
Change in fair value of warrant liabilities, net	—	(169)	(6,760)	(581)
Change in fair value of convertible promissory notes	—	—	—	(1,244)
Change in fair value of convertible promissory notes—related parties	—	—	—	6,213
Other (expense) income, net	(489)	120	(2,101)	1,309
Total other expense	(758)	(1,861)	(12,125)	(2,542)
Loss before income taxes	(11,566)	(4,056)	(53,042)	(19,641)
Income tax benefit	—	—	—	—
Net loss	(11,566)	(4,056)	(53,042)	(19,641)
Adjustments to the carrying value of redeemable convertible preferred stock	—	(360)	(157)	(5,743)
Net loss attributable to common stockholders	$(11,566)	$(4,416)	$(53,199)	$(25,384)
Net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$(1.26)	$(2.79)	$(7.86)
Weighted-average common shares outstanding, basic and diluted	21,760	3,498	19,060	3,230

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Delivery costs	$162	$56	$633	$202
Sales and marketing expense	3,808	504	9,358	1,894
Research and development expense	946	260	4,087	951
General and administration expense	4,906	620	12,712	2,100
Total stock-based compensation expense	$9,822	$1,440	$26,790	$5,147

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2018	2017
Operating activities
Net loss	$(53,042)	$(19,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,282	3,028
Amortization of financing costs charged to interest expense	282	560
Accretion of debt discount and non-cash interest expense	2,326	6,889
Stock-based compensation expense	26,790	5,147
Change in the fair value of warrant liabilities, net	6,760	581
Change in the fair value of convertible promissory notes	—	1,244
Change in the fair value of convertible promissory notes - related parties	—	(6,213)
Other non-cash expense (income), net	4,771	(1,102)
Amortization and impairment of deferred FI implementation costs	1,618	1,626
Settlement of paid-in-kind interest	(8,353)	—
Change in operating assets and liabilities:
Accounts receivable	(9,426)	(7,503)
Prepaid expenses and other assets	(2,275)	(666)
Deferred FI implementation costs	(9,250)	(10,900)
Recovery of deferred FI implementation costs	5,380	4,100
Accounts payable	911	(1,907)
Other accrued expenses	3,255	466
FI Share liability	3,742	804
Customer Incentive liability	4,234	1,385
Net cash used in operating activities	(18,995)	(22,102)
Investing activities
Acquisition of property and equipment	(5,920)	(1,215)
Acquisition of patents	(23)	(60)
Capitalized software development costs	(1,399)	(372)
Net cash used in investing activities	(7,342)	(1,647)
Financing activities
Proceeds from issuance of debt	47,435	12,500
Principal payments of debt	(52,581)	(99)
Proceeds from issuance of common stock	72,334	230
Proceeds from issuance of Series G preferred stock	—	11,940
Equity issuance costs	(1,949)	(2,668)
Debt issuance costs	(48)	(142)
Net cash from financing activities	65,191	21,761
Effect of exchange rates on cash, cash equivalents and restricted cash	(246)	282
Net increase (decrease) in cash, cash equivalents and restricted cash	38,608	(1,706)
Cash, cash equivalents, and restricted cash — Beginning of period	21,262	22,968
Cash, cash equivalents, and restricted cash — End of period	$59,870	$21,262

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$47,819	$39,266	$150,684	$130,365
Minus:
FI Share and other third-party costs(1)	25,740	21,845	81,234	71,621
Adjusted contribution(2)	$22,079	$17,421	$69,450	$58,744

(1)
FI Share and other third-party costs presented above excludes a non-cash equity expense included in FI Share and amortization and impairment of deferred FI implementation costs, which are detailed below in our reconciliation of GAAP net loss to non-GAAP adjusted EBITDA.

(2)
Adjusted contribution includes the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss	$(11,566)	$(4,056)	$(53,042)	$(19,641)
Plus:
Interest expense, net	269	1,812	3,264	8,239
Depreciation and amortization expense	811	725	3,282	3,028
Stock-based compensation expense	9,822	1,440	26,790	5,147
Foreign currency loss (gain)	490	(119)	1,172	(1,318)
Amortization and impairment of deferred FI implementation costs(1)	482	516	1,618	1,626
Costs associated with financing events	—	—	118	129
Loss on extinguishment of debt	—	—	924	—
Change in fair value of warrant liabilities	—	169	6,760	581
Change in fair value of convertible promissory notes	—	—	—	(4,969)
Non-cash equity expense included in FI Share(1)	—	—	2,519	—
Adjusted EBITDA(2)	$308	$487	$(6,595)	$(7,178)

(1)
Non-cash equity expense included in FI Share and amortization and impairment of deferred FI implementation costs are excluded from FI Share and other third party costs, which is shown above in our reconciliation of GAAP revenue to non-GAAP adjusted contribution.

(2)
Adjusted EBITDA includes the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss	$(11,566)	$(4,056)	$(53,042)	$(19,641)
Plus:
Stock-based compensation expense	9,822	1,440	26,790	5,147
Non-cash equity expense included in FI Share	—	—	2,519	—
Change in fair value of warrant liabilities	—	169	6,760	581
Change in fair value of convertible promissory notes	—	—	—	(4,969)
Foreign currency (gain) loss	490	(119)	1,172	(1,318)
Loss on extinguishment of debt	—	—	924	—
Costs associated with financing events	—	—	118	129
Non-GAAP net loss	$(1,254)	$(2,566)	$(14,759)	$(20,071)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	21,760	3,498	19,060	3,230
Weighted-average preferred shares, assuming conversion	—	10,643	1,108	10,090
Non-GAAP weighted-average common shares outstanding, diluted	21,760	14,141	20,168	13,320
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.06)	$(0.18)	$(0.73)	$(1.51)
CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO NON-GAAP ADJUSTED CONTRIBUTION
(Amounts in millions)

Q1 2019 Guidance
Revenue	$34.5 - $36.5
Minus:
FI Share and other third-party costs(1)	$18.0 - $21.0
Adjusted contribution	$15.5 - $16.5

(1)
FI Share and other third-party costs presented above excludes amortization and impairment of deferred FI implementation costs, which is not available without unreasonable efforts due to high variability, complexity and low visibility.

Contacts:
Public Relations:
ICR
cardlyticspr@icrinc.com
Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com